UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

Hoyne Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Hoyne Bancorp, Inc.
810 S. Oak Park Ave.
Oak Park, Illinois 60304
(708) 434-4300
[    ], 2026
Dear Fellow Stockholder:
You are cordially invited to attend a special meeting of the stockholders of Hoyne Bancorp, Inc. (the “Company”) to be held on December 10, 2026 at 3:00 p.m., local time, at Butterfield Country Club, 2800 Midwest Road, Oak Brook, Illinois (the “Special Meeting”).
At the Special Meeting, stockholders will consider and vote upon: (i) the approval of the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan and (ii) the approval of a proposal to authorize one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan.
The Board of Directors has determined that the matters to be considered at the Special Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each of the proposals.
On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or vote your shares online, as soon as possible to ensure that your shares are represented and voted at the meeting. This will not prevent you from attending the meeting and voting in person, but will assure that your vote is counted if you are unable to attend the special meeting.
The Proxy Statement is also available at Hoyne’s website at https://investors.hoyne.com/financial-information/sec-filings.
Sincerely,
Timothy S. Breems, Sr.
Chairman of the Board

Hoyne Bancorp, Inc.
810 S. Oak Park Ave.
Oak Park, Illinois 60304
(708) 434-4300
NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on December 10, 2026
Notice is hereby given that a Special Meeting of Stockholders of Hoyne Bancorp, Inc. will be held at Butterfield Country Club at 2800 Midwest Road, Oak Brook, Illinois on December 10, 2026, at 3:00 p.m., Central Time.
A proxy card and the Proxy Statement for the Special Meeting are enclosed. The Special Meeting is for the purpose of considering and acting upon: (i) the approval of the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan and (ii) the approval of a proposal to authorize one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan.
Any action may be taken on the foregoing proposals at the Special Meeting on the date specified above, or on the date or dates to which the Special Meeting may be adjourned or postponed. Stockholders of record at the close of business on October 23, 2026 are the stockholders entitled to vote at the Special Meeting, and any adjournments or postponements thereof.
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) through the Internet or (2) by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope by mail. For specific instructions, please refer to the accompanying proxy card. Any stockholder present at the Special Meeting may revoke his or her proxy and vote personally on each matter brought before the Special Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the Special Meeting. Attendance at the Special Meeting will not in itself constitute revocation of your proxy.
We also are soliciting voting instructions from participants in the Hoyne Savings Bank Employee Stock Ownership Plan (“ESOP”) who may direct the ESOP trustee to vote shares on their behalf under the ESOP. We ask each plan participant to sign, date and return the accompanying voting instruction card or provide voting instructions through the Internet as described on the voting instruction card.
By Order of the Board of Directors,
Molly M. Crawford
Corporate Secretary
Oak Park, Illinois
[    ], 2026

YOUR VOTE IS IMPORTANT
Please vote via the Internet or Mail.
Internet Availability of Proxy Materials:
[link to be added]
If you are voting by mailing your proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope that we have provided. No postage is required if mailed within the United States.
The prompt return of proxies will save the expense of further requests for proxies.

PROXY STATEMENT
of
HOYNE BANCORP, INC.
810 S. OAK PARK AVE.
OAK PARK, ILLINOIS
SPECIAL MEETING OF STOCKHOLDERS
To be held on December 10, 2026
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hoyne Bancorp, Inc. (the “Company”) to be used at a Special Meeting of Stockholders to be held at Butterfield Country Club, 2800 Midwest Road, Oak Brook, Illinois, on December 10, 2026, at 3:00 p.m., Central Time (the “Special Meeting”). The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about [      ], 2026.
At the Special Meeting, stockholders will consider and vote upon: (i) the approval of the Company’s 2026 Equity Incentive Plan and (ii) the approval of a proposal to authorize one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan (the “Adjournment Proposal”).
VOTING AND PROXY PROCEDURES
Who Can Vote at the Special Meeting
You are only entitled to vote at the Special Meeting if our records show that you held shares of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on October 23, 2026 (the “Record Date”). If you wish to attend and vote your shares at the Special Meeting and your shares are held by a broker or other intermediary, you can only vote your shares at the Special Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 8,096,938 shares of Common Stock were outstanding. Except as otherwise noted below, each share of Common Stock has one vote on each matter presented. A majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, will be necessary to constitute a quorum at the Special Meeting.
Voting by Proxy
The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Special Meeting by the persons named in the enclosed proxy card. As shown on your proxy card, you may also vote your shares by Internet voting. All shares of Common Stock represented at the Special Meeting by properly submitted and dated proxies will be voted according to the instructions indicated on the proxy. If you execute a proxy (by any permitted method) without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends a vote “FOR” the approval of the Company’s 2026 Equity Incentive Plan, and “FOR” the approval of the Adjournment Proposal.
There will be no other matters presented at the Special Meeting. If the Special Meeting is postponed or adjourned, your shares of Common Stock may be voted by the persons named in the proxy card on the new Special Meeting date as well, unless you have revoked your proxy. You may revoke your proxy at any time before the vote is taken at the Special Meeting. To revoke your proxy you must advise the Company’s Corporate Secretary in writing before your Common Stock has been voted at the Special Meeting, deliver a later-dated proxy (executed in writing or via the Internet), or attend the Special Meeting and vote your shares in person. Attendance at the Special Meeting will not in itself revoke your proxy.
If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet.
Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. In order to vote in person at the Special Meeting, you will need special documentation from your broker, bank or other nominee. Please note that pursuant to the rules that guide how brokers vote your stock, your brokerage firm or other nominee may not vote your shares with respect to the approval of the Company’s 2026 Equity Inventive Plan (Proposal I) without specific instructions from you as to how to vote because it is not considered a “routine” matter under the applicable rules. The approval of the Adjournment Proposal (Proposal II), is a matter we believe will be considered “routine”; even if the broker or other nominee does not receive instructions from you, the broker or other nominee is entitled to vote your shares in connection with Proposal II.
Solicitation of Proxies; Expenses
We will pay the cost of this proxy solicitation. We have engaged Laurel Hill Advisory Group, LLC as proxy solicitor and have agreed to pay Laurel Hill Advisory Group, LLC a fee of $7,500, plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation. Laurel Hill Advisory Group, LLC, our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock.
Participants in the Hoyne Savings Bank Employee Stock Ownership Plan
If you are a participant in the Hoyne Savings Bank Employee Stock Ownership Plan (“ESOP”), you will receive a voting instruction card that reflects all the shares that you may direct the ESOP trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but you may direct the trustee how to vote the shares of Common Stock allocated to your ESOP account. The ESOP trustee will vote all unallocated shares of Common Stock held by the ESOP, all allocated shares for which no voting instructions are received and all allocated shares for which participants have voted “abstain” in the same proportion as shares for which it has received timely voting instructions.
Quorum and Vote Required
Business cannot be transacted at the Special Meeting unless a quorum is present. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, constitutes a quorum at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner. In the event there are not sufficient shares represented in person or by proxy for a quorum, or to approve or ratify the matter being presented at the time of the Special Meeting, the Special Meeting will be adjourned in order to permit further solicitation of proxies.
In voting on the approval of the Company’s 2026 Equity Incentive Plan, you may (i) vote for the approval; (ii) vote against the approval; or (iii) abstain from voting on such approval. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.
In voting on the approval of the Adjournment Proposal, as necessary or appropriate, you may (i) vote for the approval; (ii) vote against the approval; or (iii) abstain from voting on such approval. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.
Under rules applicable to broker-dealers, the Adjournment Proposal is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. The authorization of the implementation of any equity compensation plan is considered “non-discretionary” for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be broker non-votes at the Special Meeting. You should use the proxy card provided by the institution that holds your shares to instruct your broker to vote your shares, or submit your vote online by following the instructions on the proxy card, to avoid your shares being considered broker non-votes.
Limitation on Voting
Our Certificate of Incorporation provides that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of Common Stock be entitled or permitted to vote any of the shares of Common Stock held in excess of the 10% limit.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our Common Stock as of October 23, 2026 by the following individuals or entities:
•
each person known to us that owns more than 5% of the outstanding shares of Common Stock;

•
each of our directors and named executive officers; and

•
all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, subject to any applicable community property laws. As of October 23, 2026, 8,096,938 shares of Common Stock were outstanding. There are no shares of Common Stock that are subject to equity awards outstanding.
The address for each of our directors and executive officers is 810 S. Oak Park Avenue, Oak Park, Illinois 60304.
	Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Persons Owning Greater than 5%
Hoyne Savings Bank ESOP Trust 810 Oak Park Ave. Oak Park, IL 60304	647,755	8.0%
Vanguard Capital Management 100 Vanguard Blvd Malvern, PA, 19355	410,130(1)	5.1%
Directors
Walter F. Healy	41,477(2)	*
Timothy S. Breems, Sr.	30,000(3)	*
Paula M. Carstensen	20,000	*
Judith A. Gonsch	30,000	*
David M. Opas	10,000	*
Steven F. Rosenbaum	30,600	*

	Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Theodore C. Wiemann	25,050	*
Janet H. Winningham	20,000	*
Anthony M. Vaccarello	10,000	*
Non-Director Named Executive Officers
Thomas S. Manfre	18,418(4)	*
All Directors and Executive Officers as a group (10 persons)	235,545	2.9%

*
Less than one percent

(1)
Based on information included in Schedule 13G filed on April 30, 2026.

(2)
Includes 23,925 shares held by Mr. Healy’s spouse individually, and 183 shares allocated to Mr. Healy as a participant in the ESOP which are fully vested.

(3)
Includes 15,000 shares held by Mr. Breems’ spouse individually.

(4)
Includes 140 shares allocated to Mr. Manfre as a participant in the ESOP which are fully vested.

Important Notice Regarding Internet Availability of Proxy Materials
For the Stockholder Meeting to be Held on December 10, 2026
This Proxy Statement is available at [link to be added]. A copy of this Proxy Statement is also available on our website at https://investors.hoyne.com/financial-information/sec-filings.

PROPOSAL I — APPROVAL OF HOYNE BANCORP, INC. 2026 EQUITY INCENTIVE PLAN
The Board of Directors has unanimously approved and unanimously recommends that stockholders approve the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan (the “2026 Equity Plan” or the “Plan”). The 2026 Equity Plan will become effective upon stockholder approval (the “Plan Effective Date’). No awards have been made under the 2026 Equity Plan.
The Board of Directors and the Compensation Committee believe that the adoption of the 2026 Equity Plan is in the best interests of the Company and its stockholders and will promote the long-term financial success of the Company and its subsidiaries, including Hoyne Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of additional Common Stock of the Company.
The Plan will remain in effect as long as any awards are outstanding. No awards may be granted under the 2026 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2026 Equity Plan at that time will continue to be governed by the 2026 Equity Plan and the award agreements under which they were granted.
A copy of the 2026 Equity Plan is attached to this Proxy Statement as Appendix A. Capitalized terms used in this proposal that are not otherwise defined have the meanings given to them in the Plan.
Highlights of the 2026 Equity Plan
The 2026 Equity Plan reflects the following provisions and, we believe, governance best practices:
•
Share Reserve and Terms Consistent with Regulatory Standards.   The Plan limits the maximum number of shares that may be issued to any one employee or one non-employee director, respectively, and to all of the current non-employee directors as a group. For these purposes, we have generally adopted the limits set forth under the regulations of the Board of Governors of the Federal Reserve System for equity plans adopted no earlier than six months and no later than one year after a conversion stock offering, even though the Plan, which is being submitted to our stockholders more than one year after the mutual-to-stock conversion, is not otherwise subject to these limits;

•
Minimum Vesting Periods for Awards.   Unless the Compensation Committee specifies a different vesting schedule, awards (which include stock options and restricted stock) will vest over a five-year period and will be granted with a vesting rate not more rapid than 20% per year, with the first installment vesting on the one-year anniversary of the date of grant. The Compensation Committee may provide for the acceleration of vesting in the event of the Participant’s death or Disability or upon a Change in Control, which terms will be set forth in the relevant award agreement;

•
Limits on Grants to Directors.   Unless the Compensation Committee determines otherwise with respect to the aggregate limits, individual non-employee directors may receive up to 3.75% of the maximum number of shares of Common Stock that may be covered by stock options and up to 3.75% of the maximum number of shares of Common Stock that may be subject to restricted stock awards (“restricted stock”) under the Plan, and the current non-employee directors in the aggregate may receive up to 30% of the maximum number of shares of Common Stock covered by stock options and 30% of the maximum number of shares of restricted stock under the Plan;

•
Limits on Grants to Employees.   The maximum number of shares of Common Stock that may be delivered to any one employee pursuant to the exercise of stock options and pursuant to restricted stock awards is 25% of the shares available for grant or award, respectively, under the Plan;

•
Dividends Paid on Unvested Awards.   Unless the Compensation Committee determines otherwise with respect to a restricted stock award, any dividends or distributions declared and paid on unvested restricted stock will be immediately distributed to participants based upon the dividend payment date. If the Compensation Committee determines to delay such distribution until the vesting of a restricted stock award, such dividend (and any earnings thereon) will be distributed to the participants no later than two and one-half months following the date on which the restricted stock vests;

•
Change in Control.   The Plan does not contain a liberal change in control definition;

•
Awards Subject to Recoupment.   Awards of any type granted under the Plan are subject to recoupment if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws or the forfeiture provisions of the Sarbanes-Oxley Act of 2002 or the recoupment provisions of Section 954 of the Dodd-Frank Act. Awards of any type may also be subject to recoupment under any other recoupment policy adopted by the Board of Directors from time to time;

•
Share Counting.   The Plan does not permit liberal share recycling. The Plan provides that, if an award of any type is forfeited or expires, the shares covered by the award will be available for future grant, while shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;

•
No Cash-Out or Repricing of Underwater Options.   The Plan prohibits repricing and exchange of underwater options for cash or shares without stockholder approval.

The Board of Directors recommends a vote “FOR” the approval of the
Hoyne Bancorp, Inc. 2026 Equity Incentive Plan.
Why The Company Believes You Should Vote to Approve the 2026 Equity Plan
Our Board of Directors believes that equity-based incentive awards can play a key role in the continuing success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiaries, including the Bank (as used in this section, the Company, the Bank and their respective subsidiaries are collectively referred to as, the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2026 Equity Plan are set forth in the section entitled “Plan Summary” below.
In December 2025, the Company completed the conversion of Hoyne Savings, MHC into the stock holding company form of organization and a related stock offering by the Company of a total of 8,096,938 shares of Common Stock (the “Conversion”). A substantial majority of financial institutions that complete a mutual-to-stock conversion have adopted equity-based incentive plans following their conversions. Our offering prospectus indicated our intent to adopt an equity incentive plan at some point following the mutual-to-stock conversion and described the regulatory requirements potentially applicable to an equity incentive plan. Our prospectus also included the pro forma effect of awards granted under a future equity incentive plan.
If the 2026 Equity Plan is not approved by stockholders, the Company will have to continue to rely solely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company’s stockholders. In addition, if the 2026 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s stockholders. By approving the 2026 Equity Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified employees and directors by offering competitive compensation programs linked, in part, to the performance of our Common Stock.
Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace.   Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2026 Equity Plan is not approved, we believe we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Equity-Based Incentive Plans are Routinely Adopted by Financial Institutions Following Conversions.   A substantial majority of financial institutions that complete a mutual-to-stock conversion have adopted equity-based compensation plans to attract, retain and reward qualified personnel and management.
Our Share Reserve is Generally Consistent with Banking Regulations and Industry Standards Disclosed in Connection with our Stock Offering.   The number of restricted stock awards and stock options that we may grant under the 2026 Equity Plan, measured as a percentage of total outstanding shares issued in the mutual-to-stock conversion, is consistent with that which was disclosed in connection with our offering in the offering prospectus. The maximum number of shares available under the 2026 Equity Plan represents 14% of the 8,096,938 shares of the Common Stock issued in the mutual-to-stock conversion, of which a number equal to 4% of the shares issued in the stock offering (“4% Limit”) will be available to grant as awards of restricted stock and a number equal to 10% of shares issued in the offering (“10% Limit”) is comprised of stock options. This share reserve size, including the limits on award types described above, is also consistent with the amounts permitted under federal banking regulations for equity plans adopted within the first year following a mutual to stock conversion. Although we are not bound by these regulatory limits because we are implementing our plan more than one year following the completion of the mutual-to-stock conversion, we have generally determined to maintain the size of the share reserve at that limit.
Determination of Shares Available under the 2026 Equity Plan
The shares of Common Stock to be issued by the Company under the 2026 Equity Plan will be currently authorized but unissued shares, currently held or, to the extent permitted by applicable law, shares that may subsequently be acquired by the Company as treasury shares, including shares that may be purchased on the open market or in private transactions. To the extent that authorized but unissued shares are utilized to fund equity awards, the interests of current stockholders may be diluted. The Company currently intends to seek to avoid or offset such dilutive effect with the commencement of a previously disclosed share repurchase program.
In determining the maximum number of shares available under the 2026 Equity Plan, the Company considered a number of factors, including: (i) industry practices related to the adoption of equity-based incentive plans by recently fully converted institutions; and (ii) applicable banking regulations related to the adoption of equity-based incentive plans.
The Company disclosed to stockholders in its prospectus for the offering that it expected to adopt an equity incentive plan that, if adopted within the first year following the mutual-to-stock conversion, would include restricted stock awards and stock options equal to 4% and 10%, respectively, of the total shares issued in connection with the offering. Based on these percentages and the 8,096,938 shares issued in the mutual-to-stock conversion offering, the total amount of shares available for issuance under 2026 Equity Plan is 1,133,571. As noted, this is the same number of shares we would be permitted to issue under applicable federal regulations if our equity plan had been implemented within the one-year period following the mutual-to-stock conversion. Even though we are implementing the 2026 Equity Plan more than one year after our offering, we have determined to maintain the size of the 2026 Equity Plan at the amount disclosed in our offering prospectus.
Share Reserve.   The Company has determined that, of the shares of Common Stock available under the Plan, 323,878 shares may be issued as restricted stock (representing the 4% Limit described above) and 809,693 shares may be issued upon the exercise of stock options (representing the 10% Limit described above).
Current Stock Price.   The closing price of the Common Stock on the NASDAQ Capital Market (the “Exchange”) on [          ], 2026 was $[     ] per share.
Plan Summary
The following is a summary of the material features of the 2026 Equity Plan, which is qualified in its entirety by reference to the provisions of the 2026 Equity Plan, attached hereto as Appendix A. In the event of conflict between the terms of this disclosure and the terms of the 2026 Equity Plan, the terms of the 2026 Equity Plan will control.

Purpose of the 2026 Equity Plan.   The purpose of the 2026 Equity Plan is to promote the long-term financial success of the Company and its subsidiaries, including the Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of additional Common Stock of the Company. The Plan also provides eligible participants with an opportunity to acquire an ownership interest, or otherwise increase their ownership interest, in the Company as an additional incentive for them to remain in the service of the Company and the Bank.
Administration of the 2026 Equity Plan.   Unless administered by the Board of Directors of the Company, the 2026 Equity Plan will be administered by the Compensation Committee. To the extent permitted by law, the Compensation Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee will have the authority to select the persons who will receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, features, restrictions, and other provisions of such awards, and to reduce, eliminate or accelerate any restrictions applicable to an award at any time after the grant of the award.
Eligible Participants.   Employees and non-employee members of the boards of directors of the Company and its subsidiaries, including the Bank, will be eligible for selection by the Compensation Committee for the grant of awards under the 2026 Equity Plan. As of September 30, 2026, approximately 63 employees of the Company and its subsidiaries and eight non-employee members of the Company’s Board of Directors would be eligible for awards under the 2026 Equity Plan.
Types of Awards.   The 2026 Equity Plan provides for the grant of restricted stock, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with vesting conditions. ISOs may be granted only to employees of the Company or its subsidiaries and affiliates.
Restricted Stock.   A restricted stock award is a grant of Common Stock to a participant for no consideration, or such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the Plan. Restricted stock awards under the 2026 Equity Plan will be granted only in whole shares of Common Stock and will be subject to vesting conditions and other restrictions established by the Compensation Committee consistent with the 2026 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise voting rights with respect to the shares of Common Stock subject to the award, which shares have been issued in the name of the recipient and are represented by issued and outstanding Common Stock. Unless the Compensation Committee determines otherwise, cash dividends declared and paid on unvested restricted stock awards will be immediately distributed to the participant based on the dividend payment date. If the Compensation Committee determines to delay the distribution until the underlying restricted stock vests to the participant, the Compensation Committee will cause the dividend (and any earnings thereon) to be distributed to the participant no later than two and one-half months following the date on which the restricted stock vests. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.
The Compensation Committee will specify the terms applicable to a restricted stock award in the award agreement including the number of shares of restricted stock, as well as any restrictions applicable to the restricted stock such as continued service, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.
Stock Options.   A stock option gives the recipient the right to purchase shares of Common Stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the Fair Market Value of the Common Stock on the date of grant. “Fair Market Value” for purposes of the 2026 Equity Plan means, if the Common Stock of the Company is listed on any national securities exchange on which the Common Stock may from time to time be listed or traded (an “Exchange”), the closing sales price of the Common Stock on such Exchange on that date, or, if the Common Stock was not traded on that date, then the closing price of the Common Stock on the immediately preceding trading date. If the Common Stock is not traded on an Exchange, the Compensation Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (“Code”). Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the Fair Market Value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a stockholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the Fair Market Value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Compensation Committee and set forth in the applicable award agreement.
Grants of stock options under the 2026 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2026 Equity Plan must specify, and the Company stockholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Compensation Committee, the 2026 Equity Plan provides that all of the stock options may be issued as ISOs.
Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise by any of the following means to the extent approved by the Compensation Committee or its delegate: (1) either in cash or with shares of Common Stock valued at Fair Market Value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; or (5) by a combination of the foregoing.
Individual Limits.   The Board of Directors has chosen to adopt the overall limitations set forth in federal regulations for individual and aggregate awards to employees and non-employee directors under equity plans adopted within the first year after a mutual-to-stock conversion. The Compensation Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award, subject to the limits set forth herein. Subject to adjustment as described in the 2026 Equity Plan:
•
Employee Limits.   Any individual employee will not receive shares issued under any award in excess of 25% of the aggregate shares available under the Plan.

•
Non-Employee Director Limits.   As of the Plan Effective Date, unless the Compensation Committee determines otherwise with respect to the aggregate limits, the maximum number of shares of Common Stock that may be granted over the life of the Plan to any one non-employee director will not exceed 3.75% of the aggregate shares available under the Plan, and the maximum number of shares that may be issued, in the aggregate, to all non-employee directors under awards granted under the Plan will not exceed 30% of the aggregate shares available under the Plan.

Director and Employee Grants.   At the present time, no specific determination has been made as to the grant or allocation of awards to directors, officers and employees. However, the Compensation Committee intends to grant equity awards to directors and senior executives and will meet after stockholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.
Certain Restrictions with Respect to Awards.   No dividends or distributions will be granted or paid with respect to any stock option. The Compensation Committee may determine that dividends or distributions can be paid on certain unvested restricted stock awards contemporaneously with dividends paid on shares of Common Stock.
Vesting.   Awards will vest over a five-year period and will be granted with a vesting rate not more rapid than 20% per year, with the first installment vesting no earlier than the one-year anniversary of the date of the grant. The Compensation Committee may provide for the acceleration of vesting in the event of the Participant’s death or Disability or upon a Change in Control, which terms will be set forth in the relevant award agreement.

Adjustments.   In the event of a corporate transaction involving the Common Stock (including any merger, reorganization, consolidation, recapitalization, forward or reverse stock split, spin-off combination, repurchase, or exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or similar corporate transaction or event), the Compensation Committee will, in an equitable manner, adjust the number and kind of securities deemed to be available for grants of stock options and restricted stock, the number and kind of securities that may be delivered or deliverable with respect to outstanding stock options and restricted stock, and the exercise price of stock options.
Termination of Service.   Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason: (i) a participant will immediately forfeit any restricted stock that was not vested on the date of termination; (ii) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and will otherwise terminate at the end of, a period of three months after the date of termination, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. In the event of a participant’s termination of service due to death or disability (as defined in the Plan), the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term. No stock option will be eligible for treatment as an ISO in the event such stock option is exercised more than one year following termination of service due to disability.
Change in Control.   Unless the Compensation Committee provides otherwise in the award agreement, upon a change in control, (i) all stock options then held by the participant will become fully earned, vested and exercisable (subject to the expiration provisions otherwise applicable to the stock option) and (ii) all restricted stock awards will become fully earned and vested.
Transferability.   Generally, awards granted under the 2026 Equity Plan are not transferable before the time such awards vest in the participant, except in limited circumstances with respect to stock options. Unless otherwise determined by the Compensation Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Compensation Committee’s sole discretion, an individual may transfer non-qualified stock options to immediate family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2026 Equity Plan.
Amendment and Termination.   The Board of Directors may at any time amend or terminate the 2026 Equity Plan, and may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2026 Equity Plan, except to the extent described herein. The Compensation Committee may also amend the 2026 Equity Plan or an outstanding award agreement to conform the Plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the Plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Compensation Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2026 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Company’s stockholders.
Certain Federal Income Tax Consequences
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2026 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.
Where a participant is entitled to receive shares of Common Stock upon the vesting or exercise of an award, the Company will have the right to require such participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Common Stock to cover the minimum amount required to be withheld. The Compensation Committee may give a participant the right to direct the Company to satisfy such minimum amount (or an amount up to a participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor) by: (1) with respect to a stock option, reducing the number of shares of Common Stock subject to the stock option (without issuance of such shares of Common Stock to the stock option holder); and (ii) with respect to restricted stock awards, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding (or an amount up to the participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor). Provided there are no adverse accounting consequences to the Company, a Participant who is not required to have taxes withheld may request to the Company to withhold in accordance with the preceding sentence as if the relevant award were subject to minimum tax withholding requirements or up to such participant’s highest marginal tax rate.
Restricted Stock Awards.   A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the Fair Market Value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act, also known as the short swing profits rule, the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the Fair Market Value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the limitations of Section 162(m) of the Code (“Section 162(m)”), as applicable.
Alternatively, unless prohibited by the Compensation Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the Fair Market Value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will be recognized solely upon grant and will not be recognized at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election, but may be entitled to a capital loss limited to the actual amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.
The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.
Nonqualified Stock Options.   A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the Fair Market Value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the limitations of Section 162(m).
Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the Fair Market Value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.
Incentive Stock Options.   A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the Fair Market Value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO until at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the Fair Market Value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding period is not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the limitations of Section 162(m).
For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be treated and taxed as an NQSO as described above.
Golden Parachute Payments.   The Plan, or the terms of the award agreement evidencing an award under the Plan, may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” Because payments or accelerations may occur with respect to awards granted under the 2026 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.
Code Section 162(m)
Section 162(m) contains a $1.0 million annual deduction limit for compensation paid to a “covered employee” during such fiscal year. “Covered employees” for a fiscal year includes any person who served as Chief Executive Officer or Chief Financial Officer of the company at any time during that fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in 2017 or a later taxable year as determined pursuant to Section 162(m) as in effect for the relevant year. Any awards that the Company grants pursuant to the Plan to “covered employees” will be subject to the $1.0 million annual deduction limitation.
Tax Advice.   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2026 Equity Plan. A participant may also be subject to state and local taxes in connection with the grant or vesting of awards under the 2026 Equity Plan.
Accounting Treatment
Under GAAP, the Company is required to recognize compensation expense in its financial statements over the requisite service period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards).
2026 Equity Plan Benefits
Any future awards to executive officers, non-employee directors, employees of or service providers to the Company under the 2026 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2026 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.
Registration with the SEC
If our stockholders approve the 2026 Equity Plan, the Company intends to file with the SEC a Registration Statement on Form S-8, as soon as reasonably practicable after the approval, to register the new shares available for issuance under the Plan.
Required Vote
The approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast, in person or represented by proxy, at the Special Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on the proposal.
The Board of Directors recommends a vote “FOR” the approval of the
Hoyne Bancorp, Inc. 2026 Equity Incentive Plan.

PROPOSAL II — AUTHORIZATION TO VOTE ON ADJOURNMENT PROPOSAL
General
If, at the Special Meeting, the number of shares of Common Stock, present in person or represented by proxy, is insufficient to constitute a quorum, or the number of shares of Common Stock voting in favor of Proposal I is insufficient to approve the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan, the Company’s management intends to adjourn the Special Meeting in order to provide the Company’s Board of Directors more time to solicit additional proxies. In that event, the Company will ask its stockholders to vote only upon the Adjournment Proposal and not the proposal relating to approval of the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan.
In this Proposal II, the Company is requesting stockholders to grant discretionary authority to the holder of any proxy solicited by the Company’s Board of Directors so that such holder can vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies, if necessary or appropriate. If stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting, and any further adjourned session of the Special Meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.
Generally, if the Special Meeting is adjourned for less than thirty (30) days, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the Special Meeting of the place, date and time to which the meeting is adjourned.
Required Vote
The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the votes cast, in person or represented by proxy, at the Special Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on the proposal.
The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
The following table shows the compensation paid to or earned by the named executive officers for the fiscal years ended December 31, 2025 and 2024.
Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Walter F. Healy(1) President and Chief Executive Officer	2025	449,231	151,061	71,031(2)	676,323
	2024	251,901	100,000	37,416(2)	389,317
Thomas S. Manfre Executive Vice President and Chief Financial Officer	2025	276,731	76,061	—	352,792
	2024	211,411	50,000	—	264,411

(1)
Mr. Healy was promoted to Chief Executive Officer of Hoyne Savings, MHC (the predecessor organization to Hoyne Bancorp, Inc.), Hoyne Financial Corporation and the Bank effective July 2024.

(2)
Represents reimbursement of: (a) annual club dues of $15,231 in 2025 and $13,416 in 2024; (b) car allowance of $10,800 in 2025; and (c) board fees related to Mr. Healy’s service on the Boards of Directors of the Bank, Hoyne Savings, MHC, Hoyne Financial Corporation and the Company of $45,000 in 2025 and $24,000 in 2024.

None of the named executive officers held any outstanding equity awards as of December 31, 2025.
Benefit Plans and Agreements
Employment Agreements.   Prior to the completion of the Conversion, the Company and the Bank entered into employment agreements with Messrs. Healy and Manfre.
Mr. Healy’s Agreement.   Pursuant to the agreement with Mr. Healy, he continues to serve in his current capacity as the President and Chief Executive Officer of Hoyne Bancorp, Inc. and Hoyne Savings Bank. The employment agreement has an initial term of three years, which extends automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again three years, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. Mr. Healy’s employment agreement provides that his base salary may be increased, but not decreased, at the discretion of the Board of Directors. In addition to the base salary, the agreement provides that Mr. Healy is eligible to receive an annual bonus as may be determined by the Board of Directors. Mr. Healy is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans (including the 2026 Equity Incentive Plan) that may be adopted by the Board of Directors. Mr. Healy is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable business expenses incurred in the performance of his duties. We also provide Mr. Healy with reimbursement for monthly membership dues at a local country club and downtown lunch club and monthly allowances for an automobile and cellphone, as determined by the Board of Directors.
The employment agreement is terminable with or without cause by us. Mr. Healy has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Mr. Healy’s employment without cause or Mr. Healy voluntary resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Mr. Healy a severance payment equal to the base salary that Mr. Healy would have received had he continued employment for the remainder of the then-current term. The severance payment will be paid as salary continuation in substantially equal installments in accordance with our regular payroll practice over the remainder of the then-current term. Mr. Healy must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, a failure to appoint Mr. Healy as a director of Hoyne Savings Bank or a failure to nominate Mr. Healy to stand for election to Hoyne Bancorp, Inc.’s Board of Directors, relocation of Mr. Healy’s principal place of employment to a location more than 25 miles from his current principal place of employment, or material breach of the employment agreement by us.
If a qualifying termination event occurs within 24 months following a change in control of Hoyne Bancorp, Inc. or Hoyne Savings Bank, Mr. Healy would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three (3) times the sum of (i) Mr. Healy’s base salary, plus (ii) the average annual bonus earned by Mr. Healy for the three (3) years immediately preceding the year in which the change in control occurs. This change in control severance will be paid in a lump sum payment. Mr. Healy must sign a general release of claims to receive the change in control severance payment.
The employment agreement terminates upon Mr. Healy’s death, and in such event, his estate or beneficiary will be paid his accrued benefits through such date. Also, upon termination of employment, Mr. Healy will be required to adhere to an 18-month non-solicitation restriction set forth in his employment agreement.
Mr. Manfre’s Agreement.   Pursuant to the agreement with, Mr. Manfre, he continues to serve in his current capacity as the Executive Vice President and Chief Financial Officer of Hoyne Bancorp, Inc. and Hoyne Savings Bank. The employment agreement has an initial term of three years which extends automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again three years, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that his base salary may be increased, but not decreased, at the discretion of the Board of Directors. In addition to the base salary, the agreement provides that Mr. Manfre is eligible to receive an annual bonus as may be determined by the Board of Directors. Mr. Manfre is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans (including the 2026 Equity Incentive Plan) that may be adopted by the Board of Directors. Mr. Manfre is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable business expenses incurred in the performance of his duties. We also provide Mr. Manfre with a monthly allowance for a cell phone, as determined by the Board of Directors.
The employment agreement is terminable with or without cause by us. Mr. Manfre has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Mr. Manfre’s employment without cause or Mr. Manfre voluntary resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Mr. Manfre a severance payment equal to the base salary that Mr. Manfre would have received had he continued employment for the remainder of the then-current term. The severance payment will be paid as salary continuation in substantially equal installments in accordance with our regular payroll practice over the remainder of the then-current term. Mr. Manfre must sign a general release of claims to receive the severance payment.
If a qualifying termination event occurs within 24 months following a change in control of Hoyne Bancorp, Inc. or Hoyne Savings Bank, Mr. Manfre would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two and one half (2 1∕2) times the sum of (i) Mr. Manfre’s base salary, plus (ii) the average annual bonus earned by Mr. Manfre for the three (3) years immediately preceding the year in which the change in control occurs. This change in control severance will be paid in a lump sum payment. Mr. Manfre must sign a general release of claims to receive the change in control severance payment.
The employment agreement terminates upon Mr. Manfre’s death, and in such event, his estate or beneficiary will be paid his accrued benefits through such date. Also, upon termination of employment, Mr. Manfre will be required to adhere to an 18-month non-solicitation restriction set forth in his employment agreement.
401(k) Plan
The Bank sponsors the Hoyne Savings Bank 401(k) Plan (“401(k) Plan”), which is a qualified, tax-exempt defined contribution plan with a salary deferral feature under Section 401(k) of the Internal

Revenue Code. An employee of the Bank is eligible to become a participant in the plan after reaching age 21 and completing one month of employment. Eligible employees are entitled to enter the 401(k) Plan on a monthly basis.
Under the 401(k) Plan, during 2025 participants were permitted to make salary deferral contributions (in whole percentages or specific dollar amounts) in any amount up to 50% of their plan salary up to the maximum percentage of compensation allowed by law ($70,000 for 2025). Participants who are age 50 or older are permitted to make “catch up” contributions to the plan up to $7,500 (for 2025, as indexed annually). The Bank currently contributes a matching contribution amount equal to 100% of the participant’s elective deferral up to 3%. The Bank may also make a discretionary, fully vested profit-sharing contribution to the 401(k) Plan. Upon termination of employment, including following retirement or disability, a participant may withdraw his or her vested account balance.
Employee Stock Ownership Plan
Hoyne Savings Bank established the ESOP for its employees which became effective upon completion of the Conversion in December 2025. Employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 18 are eligible to participate in the employee stock ownership plan.
As part of the Conversion, in order to fund the purchase of up to 8.0% of the Common Stock issued in the Conversion (including shares contributed to the charitable foundation), or 647,755 shares, the ESOP borrowed funds from Hoyne Bancorp, Inc. The loan to the ESOP has a term of 25 years, to be repaid principally from Hoyne Savings Bank contributions to the ESOP, and the collateral for the loan is the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is 7.0%. Hoyne Bancorp, Inc. may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by Hoyne Bancorp, Inc. or upon the sale of treasury shares by Hoyne Bancorp, Inc. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from Hoyne Savings Bank. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.
Shares purchased by the ESOP with the loan proceeds are held in a suspense account and released for allocation to participants on a pro rata basis as debt service payments are made. Shares released from the ESOP are allocated to each eligible participant’s ESOP account based on the ratio of each such participant’s compensation, consisting of salary and bonus, to the total of such compensation of all eligible ESOP participants. Forfeitures may be used for several purposes such as the payment of expenses or be reallocated among remaining participating employees. Account balances of participants in the ESOP plan are 100% vested after five years of service. Credit is given for years of service with Hoyne Savings Bank prior to adoption of the ESOP. In the case of a “change in control,” as defined in the ESOP, however, participants will become immediately fully vested in their account balances. Participants will also become fully vested in their account balances upon death, disability or retirement. Benefits may be payable upon retirement or separation from service.
The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the IRS and the Department of Labor.
Director Compensation
Each of the current directors of the Company also serves as a director of the Bank. During 2025, each director received a semi-annual retainer of $10,500 and a monthly fee of $2,000 for their collective services on the Boards of Directors of the Company and the Bank. The Chair of the Board of Directors also receives an additional payment of $1,000 a month. The Chair of the Audit Committee receives an additional $3,000 a year.
The following table sets forth total compensation paid to directors for their service on the Boards of Directors of the Company and the Bank, including the predecessor companies prior to the Conversion,

Hoyne Savings, MHC and Hoyne Financial Corporation, during the year ended December 31, 2025, other than to directors who are also named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “Executive Compensation — Summary Compensation Table.”
Director Compensation Table
Name	Board/Committee Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Timothy S. Breems, Sr.(1)	57,000	N/A	57,000
Paula M. Carstensen	45,000	N/A	45,000
Judith A. Gonsch(2)	48,000	N/A	48,000
David M. Opas	45,000	N/A	45,000
Steven F. Rosenbaum	45,000	N/A	45,000
Theodore C. Wiemann	45,000	N/A	45,000
Janet H. Winningham	45,000	N/A	45,000
Anthony M. Vaccarello	45,000	N/A	45,000

(1)
Includes fees of $1,000 per month related to Mr. Breems’ service as Chair of the Board of Directors.

(2)
Includes fees of $3,000 per year related to Ms. Gonsch’s service as Chair of the Audit Committee.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Pursuant to the rules and regulations of the SEC, in order to be eligible for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting much be received at the Company’s executive office, 810 S. Oak Park Ave., Oak Park, Illinois 60304, no later than December 24, 2026, which is 120 days prior to the anniversary of the date the Company expects to mail these proxy materials. If the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, any stockholder proposal must be received a reasonable time before the Company prints or mails proxy materials for such meeting. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act.
Pursuant to the Company’s Bylaws, nominations of persons for election to the Company’s Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Company’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Company who was a stockholder of record at the time of the giving of a notice properly provided to the Company, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in the Company’s Bylaws.
Section 11C of our Bylaws requires that we be given advance written notice of director nominations and other matters that an eligible stockholder wishes to present for action at an annual meeting. In order to be properly brought before an annual meeting of stockholders, any new business or a director nomination proposed by a stockholder must be stated in writing, comply with the requirements of our Bylaws, and be received by the Corporate Secretary no later than December 24, 2026, which is 120 days prior to the one year anniversary of the date of the these proxy materials. If the date of the 2027 Annual Meeting of Stockholders is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by a stockholder to be timely must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. These requirements apply to all stockholder proposals and nominations, without regard to whether the proposals or nominations are required to be included in the Company’s proxy statement or form of proxy. The 2027 Annual Meeting of stockholders is expected to be held on May 13, 2027, and is expected to take place on the second Thursday of May each year. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to the Company no later than December 24, 2026. If notice is received after December 24, 2026, it will be considered untimely, and we will not be required to present the matter at the annual meeting.
In addition, under the SEC’s universal proxy rules, a stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 Annual Meeting must provide notice to the Company in accordance with Rule 14a-19 under the Exchange Act no later than March 29, 2027, except that, if the 2027 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after the anniversary of the Annual Meeting, then such notice must be provided by the later of 60 days prior to the date of the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. The notice requirements under the SEC’s universal proxy rules are in addition to the applicable advance notice requirements under the Company’s by-laws as described above.
Nothing in this Proxy Statement shall be deemed to require the Company to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
MISCELLANEOUS
Multiple Stockholders Having the Same Address
We are sending only one Proxy Statement to the address of multiple stockholders unless we have received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. Any stockholder residing at such an address who would like to receive an individual copy of the materials, or who is receiving multiple copies of our Proxy Statement and would prefer to receive a single copy in the future, you can notify us by sending a written request to Hoyne Bancorp, Inc., c/o Corporate Secretary, 810 S. Oak Park Avenue, Oak Park, Illinois 60304, or by calling Molly M. Crawford at (708) 434-4311, and we will promptly deliver additional materials as requested.
Financial and Other Information
A copy of the Company’s 2025 Annual Report on Form 10-K will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary as noted above. The Annual Report also can be accessed online at the Investor Relations section of the Company’s website at www.hoyne.com. Additionally, the Company’s Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Ethics and Corporate Governance Principles are available without charge at the Investor Relations section of the Company’s website noted above or in print upon request by any stockholder to the Corporate Secretary at the address noted above.
Other Matters
Pursuant to the Company’s Bylaws, only such business shall be conducted at the Special Meeting as shall have been brought before the meeting pursuant to this Notice of Special Meeting and Proxy Statement.
By Order of the Board of Directors,
Oak Park, Illinois [ ], 2026	Molly M. Crawford Corporate Secretary

APPENDIX A
HOYNE BANCORP, INC.
2026 EQUITY INCENTIVE PLAN
ARTICLE 1 — GENERAL
Section 1.1   Purpose, Effective Date and Term.   The purpose of this Hoyne Bancorp, Inc. 2026 Equity Incentive Plan (this “Plan”) is to promote the long-term financial success of Hoyne Bancorp, Inc. (the “Company”), and its Subsidiaries, including Hoyne Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. This Plan also provides Eligible Participants with an opportunity to acquire an ownership interest, or otherwise increase their ownership interest, in the Company as an additional incentive for them to remain in the Service of the Company and the Bank. The “Effective Date” of this Plan shall be the date this Plan satisfies the applicable stockholder approval requirements. This Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under this Plan after the day immediately prior to the ten (10) year anniversary of the Effective Date.
Section 1.2   Administration.   This Plan shall be administered by the Board of Directors of the Company or the Compensation Committee of the Company’s Board of Directors (the “Committee”) in accordance with Section 5.1.
Section 1.3   Participation.   Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of this Plan shall be a “Participant” in this Plan. The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.
Section 1.4   Definitions.   Capitalized terms used but not defined elsewhere in this Plan are defined in Article 8.
ARTICLE 2 — AWARDS
Section 2.1   General.   Any Award under this Plan may be granted singularly or in combination with another Award (or Awards). Each Award under this Plan shall be subject to the terms and conditions of this Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.6, an Award may be granted as an alternative to or replacement of an existing Award under this Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including, without limitation, this Plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under this Plan include:
(a)   Stock Options.   “Stock Option” means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (or Non-Qualified Option) that is not intended to be an ISO; provided, however, that no ISOs may be granted (i) after the day immediately prior to the ten (10) year anniversary of the Effective Date or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)   Restricted Stock Awards.   “Restricted Stock Award” means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan, subject to a vesting schedule.
Section 2.2   Stock Options.
(a)   Grant of Stock Options.   Each Stock Option shall be evidenced by an Award Agreement that shall (i) specify the number of Stock Options covered by the Award, (ii) specify the date of grant of the Stock Option, (iii) specify the vesting period or other conditions to vesting, (iv) specify the Exercise Price and (v) contain such other terms and conditions not inconsistent with this Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.
(b)   Terms and Conditions.   A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The Exercise Price of each Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than one hundred ten percent (110%) of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided, further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.
(c)   Method of Exercise.   Subject to the other terms and conditions hereof, a Participant may exercise any Stock Option, to the extent such Stock Option is vested, by giving written notice of exercise to the Company; provided, however, that in no event shall a Stock Option be exercisable for a fractional share. The date of exercise of a Stock Option shall be the later of (i) the date on which the Company receives such written notice and (ii) the date on which the Participant pays the applicable Exercise Price pursuant to this Section 2.2(c). The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including (A) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (B) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (C) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding, to the extent permitted under this Plan); (D) by personal, certified or cashier’s check; or (D) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(d)   Prohibition of Cash Buy-Outs of Underwater Stock Options.   Under no circumstances will any Stock Options which were granted under this Plan be bought back by the Company at a time when the Exercise Price of such Stock Options is greater than the Fair Market Value of the Stock on the date of the purchase transaction without stockholder approval of such transaction.
Section 2.3   Restricted Stock.
(a)   Grant of Restricted Stock.   Each Restricted Stock Award shall be evidenced by an Award Agreement that shall (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with this Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, is either (A) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (B) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:
The Stock evidenced hereby is subject to the terms of an Award Agreement with Hoyne Bancorp, Inc., dated [Date], made pursuant to the terms of the Hoyne Bancorp, Inc. 2026 Equity Incentive Plan, copies of which are on file at the executive offices of Hoyne Bancorp, Inc., and may not be sold. encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.
Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically or by book-entry form) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject. Notwithstanding anything herein to the contrary, the Committee shall distribute to a Participant the Stock vested in accordance with a Restricted Stock Award, or portion thereof, within thirty (30) days following the date of such vesting.
(b)   Terms and Conditions.   Each Restricted Stock Award shall be subject to the following terms and conditions:
(i)   Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributed to the Participant based upon the dividend payment date. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months (2 1∕2) following the date on which the Restricted Stock vests.
(ii)   Voting Rights.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock which has been issued in the name of a Participant and is represented by issued and outstanding Stock, and such voting rights shall be exercised by the Participant in his or her discretion.
(iii)   Tender Offers and Merger Elections.   Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
(iv)   Other Matters.   The conditions for granting or vesting and the other provisions of Restricted Stock Awards need not be the same with respect to each recipient,
Section 2.4   Vesting of Awards.   The Committee shall specify the vesting schedule or conditions of each Award; provided that, except in the event of the death or Disability of a Participant or upon a Change in Control, and unless the Committee provides otherwise, Awards under this Plan awarded to an Employee or a Director shall be granted with a vesting rate not more rapid than twenty percent (20%) per year, with the first installment vesting no earlier than the one (1) year anniversary of the date of grant. The Committee may provide for the acceleration of vesting in the event of the Participant’s death or Disability or upon a Change in Control, which terms shall be set forth in the Award Agreement.
Section 2.5   Deferred Compensation.   If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend this Plan or an Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to this Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under this Plan constitutes acknowledgment and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
Section 2.6   Prohibition against Option Repricing.   Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under this Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Stock Options or other Awards) or replacement grants, or other means.
Section 2.7   Effect of Termination of Service on Awards.   The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:
(a)   Upon a Participant’s Termination of Service for any reason other than due to Disability, death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may he exercised only for a period of three (3) months following termination and any Restricted Stock Award that has not vested as of the date of Termination of Service shall expire and be forfeited.
(b)   In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards granted to a Participant that have not vested as of the date of such Termination of Service for Cause shall expire and be forfeited as of such date of Termination of Service.
(c)   Upon Termination of Service for reasons of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Stock Options may be exercised for a period of one (1) year following Termination of Service due to death or Disability or the remaining unexpired term of the Stock Option, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one (1) year following Termination of Service due to Disability; and provided, further, that, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service. Notwithstanding anything herein to the contrary, no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Termination of Service other than as a result of death or Disability.
(d)   Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)   Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting and exercisability of Stock Options and Restricted Stock Awards is as set forth in Article 4.
ARTICLE 3 — SHARES SUBJECT TO PLAN
Section 3.1   Available Shares.   The shares of Stock with respect to which Awards may be made under this Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
Section 3.2   Share Limitations.
(a)   Share Reserve.   Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under this Plan shall be equal to one million one hundred thirty-three thousand five hundred seventy-one (1,133,571) shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs, Non-Qualified Options or a combination of each) is eight hundred nine thousand six hundred ninety-three (809,693) shares of Stock. The maximum number of shares of Stock that may be issued as Restricted Stock Awards is three hundred twenty-three thousand eight hundred seventy-eight (323,878) shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.
(b)   Computation of Shares Available.   For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options or Restricted Stock Awards shall be reduced by the number of shares of Stock previously granted, subject to the following: (i) to the extent any shares of Stock covered by an Award (including Restricted Stock Awards) under this Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under this Plan. To the extent (A) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price or (B) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder or (C) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.
Section 3.3   Limitations on Grants to Employees and Directors.
(a)   Employee Awards.
(i)   Stock Options — Employees.   The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one (1) Employee under this Plan shall be 202,423 shares, all of which may be granted during any calendar year. This maximum amount represents approximately twenty-five percent (25%) of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.
(ii)   Restricted Stock Awards — Employees.   The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards granted to any one Employee under this Plan shall be 80,969 shares, all of which may be granted during any calendar year. This maximum amount represents approximately twenty-five percent (25%) of the maximum number of shares of Stock that may be issued as Restricted Stock Awards.
(b)   Director Awards.
(i)   Stock Options — Aggregate Limit.   Individual non-Employee Directors may be granted Stock Options of up to thirty thousand three hundred sixty-three (30,363) shares, in the aggregate, all of which may be granted during any calendar year and, in addition, all non-Employee Directors as of the date of this Plan, in the aggregate, may be granted up to two hundred forty-two thousand nine hundred eight (242,908) shares, all of which may be granted during any calendar year. These maximum amounts represent approximately three and three-quarters percent (3.75%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.
(ii)   Restricted Stock Awards — Aggregate Limit.   Individual non-Employee Directors may be granted Restricted Stock Awards of up to twelve thousand one hundred forty-five (12,145) shares, in the aggregate, all of which may be granted during any calendar year and, in addition, all non-Employee Directors as of the date of this Plan, in the aggregate, may be granted up to ninety-seven thousand one hundred sixty-three (97,163) shares, all of which may be granted during any calendar year. These maximum amounts represent approximately three and three-quarters percent (3.75%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Restricted Stock Awards under Section 3.2.
(c)   The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.
Section 3.4   Corporate Transactions.
(a)   General.   In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares of Stock or other securities, stock dividend or other special and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan and/or under any Award granted under this Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options or Restricted Stock Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options and Restricted Stock Awards and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options and Restricted Stock Awards (including, without limitation, cancellation of Stock Options and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options and Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.
(b)   Merger in Which Company Is Not Surviving Entity.   In the event of any merger, consolidation or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under this Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that, in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.
Section 3.5   Delivery of Shares.   Delivery of shares of Stock or other amounts under this Plan shall be subject to the following:
(a)   Compliance with Applicable Laws.   Notwithstanding any other provision of this Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under this Plan unless such delivery or distribution complies with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any Exchange or similar entity.
(b)   Certificates.   To the extent that this Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4 — CHANGE IN CONTROL
Section 4.1   Consequence of a Change in Control.   Subject to the provisions of Section 2.4 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in this Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, Change in Control or severance agreement entered into by and between the Company and/or the Bank and an Employee, the following shall apply:
(a)   Upon a Change in Control, all Stock Options then held by the Participant shall become fully earned, vested and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).
(b)   Upon a Change in Control, all Restricted Stock Awards described in Section 2.1(b) shall become fully earned and vested immediately.
Section 4.2   Definition of Change in Control.   For purposes of this Plan and any related Award Agreement, the term “Change in Control” means the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:
(a)   the Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;
(b)   a person or persons acting in concert has or have become the beneficial owner of twenty-five percent (25%) or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, that this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding Voting Securities;
(c)   during any period of two (2) consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two (2) year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that, for purposes of this clause (c), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2∕3) of the directors who were directors at the beginning of the two (2) year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or
(d)   the Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 — COMMITTEE
Section 5.1   Administration.   Unless administered by the Company’s Board, this Plan shall be administered by the members of the Committee who are Disinterested Board Members. If the Committee consists of fewer than two (2) Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two (2) Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under this Plan with the same force and effect under this Plan as if done or exercised by the Committee.
Section 5.2   Powers of Committee.   The administration of this Plan by the Committee shall be subject to the following:
(a)   The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option; provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award (except to the extent permitted pursuant to Sections 2.4 and 4.1 hereof).
(b)   The Committee will have the authority and discretion to interpret this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make all other determinations that may be necessary or advisable for the administration of this Plan.
(c)   The Committee will have the authority to define terms not otherwise defined herein.
(d)   Any interpretation of this Plan by the Committee and any decision made by it under this Plan is final and binding on all persons.
(e)   In controlling and managing the operation and administration of this Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable corporate law.
(f)   The Committee will have the authority to (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”) and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period; provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3   Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or this Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to anyone or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one (1) or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under this Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one (1) or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under this Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4   Information to Be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under this Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of this Plan.
Section 5.5   Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 — AMENDMENT AND TERMINATION
Section 6.1   General.   The Board may, as permitted by law, at any time, amend or terminate this Plan, and may amend any Award Agreement; provided that no amendment or termination (except as provided in Section 2.5, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not, then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under this Plan prior to the date such amendment is adopted by the Board; provided, however, that no amendment may (a) materially increase the benefits accruing to Participants under this Plan; (b) materially increase the aggregate number of securities which may be issued under this Plan, other than pursuant to Section 3.4; or (c) materially modify the requirements for participation in this Plan, unless the amendment under clause (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2   Amendment to Conform to Law and Accounting Changes.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming this Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of this Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each

Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.5 to any Award granted under this Plan without further consideration or action.
ARTICLE 7 — GENERAL TERMS
Section 7.1   No Implied Rights.
(a)   No Rights to Specific Assets.   Neither a Participant nor any other person shall by reason of participation in this Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)   No Contractual Right to Employment or Future Awards.   This Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to receive a future Award under this Plan.
(c)   No Rights as a Stockholder.   Except as otherwise provided in this Plan or in the Award Agreement, no Award under this Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2   Transferability.   Except as otherwise so provided by the Committee, ISOs under this Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order; provided, however, that, in the case of a transfer within the meaning of this clause (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under this Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers are not made for consideration to the Participant.
Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant.
Section 7.3   Designation of Beneficiaries.   A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4   Non-Exclusivity.   Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5   Award Agreement.   Each Award granted under this Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
Section 7.6   Form and Time of Elections/Notification under Code Section 83(b).   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under this Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form and subject to such restrictions and limitations not inconsistent with the terms of this Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service, This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7   Evidence.   Evidence required of anyone under this Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8   Tax Withholding.   Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee, a Participant shall have the right to direct the Company to satisfy the minimum amount (or an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor) required for federal, state and local tax withholding by, (1) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and, (2) with respect to Restricted Stock Awards, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding (or an amount up to Participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor). Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may request to the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements or up to such Participant’s highest marginal tax rate.
Section 7.9   Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one (1) or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.
Section 7.10   Successors.   All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock and/or assets of the Company.
Section 7.11   Indemnification.   To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person; provided that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12   No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13   Governing Law.   This Plan, all Awards granted hereunder and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Delaware shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of this Plan. By accepting any Award under this Plan, each Participant and any other person claiming any rights under this Plan agrees to submit himself or herself and any legal action that the Participant brings under this Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14   Benefits Under Other Plans.   Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under this Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer, The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15   Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
Section 7.16   Notice.   Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in this Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given as follows:
(a)   in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)   in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(c)   in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.

Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.17   Forfeiture Events.
(a)   The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
(b)   If the Company is required to prepare an accounting restatement due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or who is subject to recoupment under Section 954 of the Dodd-Frank Act shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
In addition, Awards granted hereunder are subject to any recoupment policy adopted by the Board from time to time, whether such policy shall have been adopted prior to or following a Participant’s receipt of an Award.
Section 7.18   Automatic Exercise.   In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth (10th) anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.
Section 7.19   Regulatory Requirements.   It is intended that this Plan and the Awards issued hereunder comply with all applicable regulatory requirements. Notwithstanding anything to the contrary in this Plan or in any Award Agreement, this Plan and the Awards will be administered and interpreted in a manner consistent with all applicable regulatory requirements, including, but not limited to, those set forth in Section 3.3 and the following:
(a)   accelerated vesting of Stock Options and Restricted Stock Awards will not be permitted except for death or Disability of a Participant or upon a Change in Control;
(b)   executive officers or directors must exercise or forfeit their Stock Options in the event the Company becomes critically undercapitalized and is subject to enforcement action by the Board of Governors of the Federal Reserve System or receives a capital directive; and
(c)   the grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section I 8(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the rules and regulations promulgated thereunder.
Section 7.20   Stockholder Approval.   This Plan and material amendments to this Plan, if any, shall be approved by a majority of the votes cast by stockholders of the Company at a meeting of stockholders at which a quorum is present or such greater vote as may be required by law or requirements of any Exchange on which the Stock may be listed.
Section 7.21   Requirement of Notification upon Disqualifying Disposition under Section 421(b) of the Code.   If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
Section 7.22   Section 16 of Exchange Act.   It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events electing Awards if an Award or event does not so qualify.
Section 7.23   Compliance with Law.   Shares of Stock shall not be issued with respect to any Award granted under this Plan unless the issuance and delivery of such Stock shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any Exchange upon which the Stock may then be listed.
Section 7.24   Necessary Approvals.   The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Stock.
Section 7.25   Representations and Warranties of Participants.   As a condition to the exercise of any Stock Option or the delivery of Stock in accordance with an Award, the Company may require the person exercising the Stock Option or receiving delivery of the Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.
Section 7.26   Cash Payment in Lieu of Delivery of Shares.   Upon the exercise of a Stock Option, the Committee, in its sole and absolute discretion, may make a cash payment to the Participant, in whole or in part, in lieu of the delivery of shares of Stock. Such cash payment to be paid in lieu of delivery of Stock shall be equal to the difference between the Fair Market Value of the Stock on the date of the Stock Option exercise and the Exercise Price per share of the Stock Option. Such cash payment shall be in exchange for the cancellation of such Stock Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Participant or the Company under Section 16(b) of the Exchange Act and regulations promulgated thereunder, or subject the Participant to additional tax liabilities related to such cash payments pursuant to Section 409A of the Code. The Committee may, in its sole discretion, determine that upon a Change in Control of the Company each outstanding Stock Option shall be cancelled in exchange for a cash payment equal to the difference between the Fair Market Value of the shares of Stock on the date of the Stock Option cancellation and the Exercise Price per share of the Stock Option.
ARTICLE 8 — DEFINED TERMS: CONSTRUCTION
Section 8.1   In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
“Award” means any Stock Option or Restricted Stock Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under this Plan.
“Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under this Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

“Board” means the Board of Directors of the Company.
“Cause” has, if a Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank or the Company, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
“Committee” means the Committee acting under Article 5.
“Director” means a member of the Board of Directors of the Company or a Subsidiary. A “Director Emeritus” means a former member of the Board of Directors of the Company or a Subsidiary but who continues to be associated with the Company or a Subsidiary as a Board appointed adviser.
“Disability” or “Disabled” has, if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” the meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” means that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can he expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering. Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
“Disinterested Board Member” means a member of the Board who (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.
“Eligible Participant” means a person serving as an Employee or Director of the Company or any Subsidiary and who is eligible to receive an Award in accordance with this Plan.

“Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under this Plan.
“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
“Fair Market Value” means, on any date, (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
“Immediate Family Member” means with respect to any Participant (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in clauses (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in clauses (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in clauses (i) and (ii) above control more than fifty percent (50%) of the voting interests.
“Non-Qualified Option” or “Non-Qualified Stock Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
“Participant” means any individual who has received, and currently holds, an outstanding Award under this Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Service” means service as an Employee or non-Employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a Director Emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor. A non-Employee Director who continues in Service as a Director Emeritus or advisory director shall he deemed to be in Service of the Company for purposes of vesting of Awards and exercise of Stock Options.
“Stock” means the common stock of the Company, $0.01 par value per share.
“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests,
“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a Director Emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)   The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two (2) Subsidiaries.
(ii)   The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six (6) months or, if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six (6) month period. For purposes of this clause (ii), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(iii)   If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
(iv)   Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under this Plan constitutes Deferred Compensation (as defined in Section 2.5 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then, if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh (7th) month following Participant’s Separation from Service.
(v)   With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a Director Emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of this Plan so long as the Participant continues to provide Service as a Director, Director Emeritus or advisory director.
“Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.
Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)   actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)   indications of time of day mean Central time;
(f)   “including” means “including but not limited to”;
(g)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)   all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)   the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan, nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)   any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)   all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.